UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    March 16, 2009

Sitesearch Corporation
(Exact name of registrant as specified in charter)

Nevada	333-100137	20-5422795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 N 44th Street, Suite 214, Phoenix, AZ	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 840-0668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announces the resignation of Brian Lu as a Director at his request. Mr. Lu served as an outside Director for the Company since April, 2008. The Company thanks him for his loyal service as a member of our board of directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitesearch Corporation (Registrant)
Date: March 16, 2009	By:	/s/ James Dixon
James Dixon
Chief Executive Officer